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                                                                  EXHIBIT (2)(a)

                            ARTICLES OF INCORPORATION
                                       OF
             FIRST AMERICAN MINNESOTA MUNICIPAL INCOME FUND II, INC.


         For the purpose of forming a Minnesota business corporation pursuant to the provisions of Minnesota Statutes, Chapter 302A, as now enacted or hereafter amended, the following Articles of Incorporation are adopted:

                                   ARTICLE 1

         The name of the corporation is First American Minnesota Municipal Income Fund II, Inc.

                                   ARTICLE 2

         The corporation shall have general business purposes and shall have unlimited power to engage in and do any lawful act concerning any and all lawful businesses for which corporations may be organized under the Minnesota Statutes, Chapter 302A. Without limiting the generality of the foregoing, the corporation shall have specific power:

                  (a) To conduct, operate and carry on the business of a so-called "closed-end" management investment company pursuant to applicable state and federal regulatory statutes, and exercise all the powers necessary and appropriate to the conduct of such operations.

                  (b) To purchase, subscribe for, invest in or otherwise acquire, and to own, hold, pledge, mortgage, hypothecate, sell, possess, transfer or otherwise dispose of, or turn to account or realize upon, and generally deal in, all forms of securities of every kind, nature, character, type and form, and other financial instruments which may not be deemed to be securities, including but not limited to futures contracts and options thereon. Such securities and other financial instruments may include but are not limited to shares, stocks, bonds, debentures, notes, scrip, participation certificates, rights to subscribe, warrants, options, certificates of deposit, bankers' acceptances, repurchase agreements, commercial paper, choses in action, evidences of indebtedness, certificates of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured and unsecured, issued or to be issued, by any corporation, company, partnership (limited or general), association, trust, entity or person, public or private, whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or organized under the laws of any foreign country, or any state, province, territory or possession thereof, or issued or to be issued by the United States government or any agency or instrumentality thereof, and futures contracts and options thereon.

                  (c) In the above provisions of this Article 2, purposes shall also be construed as powers and powers shall also be construed as purposes, and the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or to limit purposes or powers which the corporation may otherwise have under


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         applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place whatsoever.

                                   ARTICLE 3

         The location and post office address of the registered office of the corporation in Minnesota is 800 Nicollet Mall, Minneapolis, Minnesota 55402.

                                   ARTICLE 4

         The total number of authorized shares of the corporation is 11,000,000, consisting of 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and 10,000,000 shares of common stock, par value $.01 per share (the "Common Stock"). There shall be no cumulative voting by the shareholders of the corporation. The shareholders of the corporation shall not have any preemptive rights as defined in the Minnesota Business Corporation Act.

         The designations and powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of each of the classes of stock of the corporation are as follows:

                  (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors may determine, as hereinafter provided. The Board of Directors is hereby authorized by resolution or resolutions to provide from time to time for series of Preferred Stock out of the shares of Preferred Stock not then allocated to any series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, including, without limiting the generality of the foregoing, any of the following provisions with respect to which the Board of Directors shall determine to make affirmative provision:

                           (i) The designation and name of such series and the
                  number of shares that shall constitute such series;

                           (ii) The dividend rate or rates payable on shares of
                  such series or the means by which such dividend rate or rates shall be established from time to time, the date or dates from which such dividends shall commence to accrue and the dividend payment dates for such dividends;

                           (iii) Whether dividends on such series are to be
                  cumulative or noncumulative, and the participating or other special rights, if any, with respect to the payment of dividends;

                           (iv) Whether such series shall be subject to
                  redemption and, if so, the manner of redemption, the redemption price or prices and the tests and conditions on which shares of such series may be redeemed;



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                           (v) Whether such series shall have a sinking fund or
                  other retirement provisions for the redemption or purchase of shares of such series and, if so, the terms and amount of such sinking fund and other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on, or the making of sinking fund or other like retirement provisions for, shares of any other series or over dividends on the Common Stock;

                           (vi) The amounts payable on shares of such series on
                  voluntary or involuntary dissolution, liquidation or winding up of the affairs of the corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation or winding up of affairs of the corporation, on shares of any other series or on the Common Stock;

                           (vii) The terms and conditions, if any, on which
                  shares of such series may be converted into, or exchanged for, shares of any other series or any class of Common Stock;

                           (viii) The extent of the voting powers, if any, of
                  the shares of such series;

                           (ix) The stated value, if any, for the shares of such
                  series, the consideration for which shares of such series may be issued and the amount of such consideration that shall be credited to the capital account; and

                           (x) Any other preferences and relative,
                  participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series.

         The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters among the various series of Preferred Stock.

         All shares of the Preferred Stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable and, if cumulative, shall cumulate.

         Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange or otherwise, shall upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issue thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the




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resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

                  (b) Common Stock.

                           (i) Subject to the rights of the holders of the
                  Preferred Stock of the corporation, in the event of the liquidation or dissolution of the corporation, the holders of the Common Stock shall be entitled to receive pro rata the net distributable assets of the corporation.

                           (ii) The holders of shares of the Common Stock shall
                  not, as such holders, have any right to acquire, purchase or subscribe for any shares of Common Stock or securities of the corporation which it may hereafter issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares acquired by it after the issuance thereof, or otherwise), other than such right, if any, as the Board of Directors of the corporation in its discretion may determine.

                           (iii) Subject to the rights of the holders of the
                  Preferred Stock of the corporation, dividends, when, as and if declared by the Board of Directors, shall be shared equally by the holders of Common Stock on a share for share basis. The Board of Directors may direct that any dividends so declared and distributed shall be paid in cash to the holder, or, alternatively, may direct that any such dividends be reinvested in full and fractional shares of the corporation if such holder elects to have them reinvested.

                           (iv) If any shares of Common Stock shall have been
                  purchased or otherwise reacquired by the corporation in accordance with law, all shares so purchased or otherwise reacquired shall be retired automatically, and such retired shares shall have the status of authorized but unissued shares of Common Stock and the number of authorized shares of Common Stock of the corporation shall not be reduced by the number of any shares retired.

                           (v) Shares of Common Stock shall be issued from time
                  to time either for cash or for such other consideration (which may be in any one or more instances certain specified consideration) as the Board of Directors, from time to time, may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of the State of Minnesota and the Investment Company Act of 1940, as amended.

                           (vi) The corporation may issue shares of its Common
                  Stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of Common Stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the



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                  corporation, but excluding the right to receive a certificate representing fractional shares.

                                   ARTICLE 5

         The following additional provisions, when consistent with law, are hereby established for the management of the business of the corporation, for the conduct of the affairs of the corporation, and for the purpose of describing certain specific powers of the corporation and of its directors and shareholders.

                  (a) In furtherance and not in limitation of the powers conferred by statute and pursuant to these Articles of Incorporation, the Board of Directors is expressly authorized to do the following:

                           (i) To make, adopt, alter, amend and repeal Bylaws of
                  the corporation unless reserved to the shareholders by the Bylaws or by the laws of the State of Minnesota, subject to the power of the shareholders to change or repeal such Bylaws.

                           (ii) To distribute, in its discretion, for any fiscal
                  year (in the year or in the next fiscal year) as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the corporation to qualify under the Internal Revenue Code as a regulated investment company to avoid any liability for federal income tax in respect of such year. Any distribution or dividend paid to shareholders from any capital source shall be accompanied by a written statement showing the source or sources of such payment.

                           (iii) To authorize, subject to such vote, consent, or
                  approval of shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the corporation of any agreement or agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render managerial, investment advisory, distribution, transfer agent, accounting and/or other services to the corporation (including, if deemed advisable, the management or supervision of the investment portfolio of the corporation) upon such terms and conditions as may be provided in such agreement or agreements.

                           (iv) To authorize any agreement of the character
                  described in subparagraph (iii) of this paragraph (a) with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the members of the Board of Directors or officers of the corporation may be the other party to any such agreement or an officer, director, employee, shareholder or member of such other party, and no such agreement




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                  shall be invalidated or rendered voidable by reason of the existence of any such relationship.

                           (v) To authorize the issuance from time to time of
                  any class or series of class of shares of Common Stock or Preferred Stock, whether now or hereafter authorized, having such number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any action by shareholders, subject to such limitations and restrictions as may be set forth in these Articles of Incorporation or in the Bylaws of the corporation, or in the laws of the State of Minnesota.

                           (vi) To accept or reject subscriptions for shares
                  made after incorporation.

                           (vii) To fix the terms, conditions and provisions of
                  and authorize the issuance of options to purchase or subscribe for shares of any series including the option price or prices at which shares may be purchased or subscribed for.

                  (b) The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties shall be final and conclusive and shall be binding upon the corporation and every holder of shares of its capital stock: namely, the amount of the assets, obligations, liabilities and expenses of the corporation; the amount of the net income of the corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends; the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of securities; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by the corporation; the fair value of any other asset owned by the corporation; the number of shares of the corporation issued or issuable; any matter relating to the acquisition, holding and disposition of securities and other assets by the corporation; and any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities.

                  (c) The Board of Directors or the shareholders of the corporation may adopt, amend, affirm or reject investment policies and restrictions upon investment or the use of assets of the corporation and may designate some such policies as fundamental and not subject to change other than by a vote of a majority of the outstanding voting securities, as such phrase is defined in the Investment Company Act of 1940, as amended, of the corporation.



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                  (d) The corporation shall indemnify such persons for such
         expenses and liabilities, in such manner, under such circumstances, and to the full extent permitted by Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended, provided, however, that no such indemnification may be made if it would be in violation of
         Section 17(h) of the Investment Company Act of 1940, as amended.

                  (e) An action required or permitted to be taken at a meeting of the Board of Directors of the corporation, or any duly constituted committee thereof, may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors or members of such committee unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors or committee members that would be required to take the same action at a meeting of the Board of Directors or of such committee at which all directors or committee members were present; provided, however, that the foregoing procedure may not be employed with respect to the approval of any contract subject to the provisions of Section 15 of the Investment Company Act of 1940, as amended.

                                   ARTICLE 6

         (a) Notwithstanding any other provision of these Articles of Incorporation, an affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding Common Stock and outstanding Preferred Stock, if any, voting together as a class, shall be required to approve, adopt or authorize a conversion of the corporation from a "closed-end investment company" to an "open-end investment company," as those terms are defined in Section 5(a)(2) and 5(a)(1), respectively, of the Investment Company Act of 1940, as amended.

                                   ARTICLE 7

         The name and address of the first director of the corporation, who shall serve until the first annual or special meeting of shareholders or until such director's successor is elected and qualified, is:

                               John M. Murphy, Jr.
                                800 Nicollet Mall
                          Minneapolis, Minnesota 55402

                                   ARTICLE 8

         To the fullest extent permitted by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended (except as prohibited by the Investment Company Act of 1940, as amended), a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as director. Neither the amendment, modification or repeal of this Article nor the adoption of any provision in these Articles of Incorporation inconsistent with this Article shall adversely affect any right or protection of a director of the corporation with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.


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                                   ARTICLE 9

         The name and address of the incorporator, who is a natural person of full age, are:

         Name                                     Address
         ----                                     -------

         Kathleen L. Prudhomme                    Suite 1500
                                                  50 South Sixth Street
                                                  Minneapolis, Minnesota 55402

         IN WITNESS WHEREOF, the undersigned sole incorporator has executed these Articles of Incorporation on August 26, 2002.

                                             /s/ Kathleen L. Prudhomme
                                             ----------------------------------
                                             Kathleen L. Prudhomme

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